Fourth Quarter 2024 Earnings Conference Call 1/21/2025 HANCOCK WHITNEY Exhibit 99.2

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the effects of war or other conflicts, acts of terrorism, climate change, the impact of natural or man-made disasters, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the potential impact of current (including Sabal Trust Company) or future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial and non-financial reporting, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, the impact of current and future economic conditions, including the effects of declines in the real estate market, high unemployment, inflationary pressures, tariffs or trade wars, increasing insurance costs, elevated interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this presentation is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. ABL – Asset Based Lending ACL – Allowance for credit losses AEA – Average Earning Assets AFS – Available for sale securities Annualized – Calculated to reflect a rate based on a full year AOCI – Accumulated other comprehensive income ARM – Adjustable Rate Mortgage B – Dollars in billions Beta – repricing based on a change in market rates BOLI – Bank-owned life insurance bps – basis points Brokered Deposits – deposits obtained directly or indirectly through a deposit broker typically offering higher interest rates C&D – Construction and land development loans CD – Certificate of deposit CET1 – Common Equity Tier 1 Ratio CF – Cash flow CMBS – Commercial mortgage-backed securities CMO – Collateralized mortgage obligations CRE – Commercial real estate CSO – Corporate strategic objective DDA – Noninterest-bearing demand deposit accounts *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and other supplemental disclosure items EOP – End of period EPS – Earnings per share Fed – Federal Reserve Bank FF – Federal Funds FHLB – Federal Home Loan Bank FRB-DW – Federal Reserve Bank Discount Window Free Securities – market value of unencumbered investment securities owned by the bank FTE – Full time equivalent FV – Fair Value HFS – Held for sale HTM – Held to maturity securities IB – Interest-bearing ICRE – Income-producing commercial real estate ICS – Insured Cash Sweep IRR – Interest rate risk Line Utilization - represents the used portion of a revolving line resulting in a funded balance for a given portfolio; credit cards, construction loans (commercial and residential), and consumer lines of credit are excluded from the calculation Linked-quarter (LQ) – current quarter compared to previous quarter LOC – Line of credit LQA – Linked-quarter annualized M&A – Mergers and acquisitions MM – Dollars in millions MMDA – Money market demand account MMDDYY – Month Day Year MSA – Metropolitan Statistical Area Munis – Municipal obligations NII – Net interest income *NIM – Net interest margin (TE) OCI – Other comprehensive income OFA – Other foreclosed assets O/N – Overnight Funds ORE – Other real estate PF – Public Funds *PPNR and *Adjusted PPNR – Pre-provision net revenue, defined as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment; adjusted PPNR is PPNR excluding supplemental disclosure items; also known as adjusted leverage Repo – Customer repurchase agreements RMBS – Residential mortgage-backed securities ROA – Return on average assets ROTCE – Return on tangible common equity RWA – Risk Weighted Assets SBA – Small Business Administration SBIC – Small business investment company SNC – Shared national credit SOFR – Secured Overnight Financing Rate S2 – Slower growth, downside scenario *Supplemental disclosure items – certain items that are outside of our principal business and/or are not indicative of forward-looking trends; these items are presented below GAAP financial data and excluded from certain adjusted ratios and metrics TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) *TE – Taxable equivalent (calculated using the current statutory federal tax rate) XHYY – Half Year XQYY – Quarter Year Y-o-Y – Year over year

HWC Nasdaq Listed HNCOCK WHITNEY 4 *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings As of December 31, 2024 (Healthcare) (ABL) (Operations) (Trust) $35.1 billion in Total Assets $23.3 billion in Total Loans $29.5 billion in Total Deposits CET1 Ratio 14.14%* TCE Ratio 9.47% $4.7 billion in Market Cap Baa3 Moody’s Long-term issuer rating; positive outlook BBB S&P Long-term issuer rating; stable outlook 180 banking locations Approximately 3,500 (FTE) employees corporate-wide 223 ATMs Corporate Profile

How we do business Our Mission. Each day, we reaffirm our mission to help people achieve their financial goals and dreams. Our Purpose. We work hard to create opportunities for people and the communities we serve, our purpose for doing what we do. Our Promise to Associates. We honor and respect associates with a heartfelt promise: You can grow. You have a voice. You are important. Honor & Integrity We proudly bear a figurative badge symbolizing our steady commitment to do the right thing for the people who depend on and trust us. Strength & Stability We maintain strong capital and solid business practices to anchor the company's financial soundness and offer clients safe harbor for their hard-earned money. Commitment to Service With a steadfast pledge to five-star excellence, we strive to deliver exceptional service to our clients and communities every day. Teamwork We embrace the importance of collaboration and work together with people, communities, and each other to empower success in the hometowns we serve. Personal Responsibility Each of us carries the long-burning light of accountability that leads us to go above and beyond our best.  Our core values.

HWC Strong and Stable for 125 Years Strength to manage through challenging economic environments Density in resilient deposit markets Stable, seasoned, diversified deposits; ability to organically grow deposits Top quartile capital levels including all unrealized losses Ability to return capital through dividend increases and share repurchase program Commitment to maintaining a de-risked balance sheet Robust ACL at 1.47% of loans Proven ability to proactively manage expenses Technology projects improve client experience and enhance efficiencies Exceptional, dedicated, committed team of associates

All-cash strategic acquisition expected to close in the second quarter of 2025 Strategic overlay to 2018’s acquisition of Capital One’s trust and asset management business Florida becomes the largest private wealth management fee income contributor in the bank, with Tampa as the largest market contributor Highly experienced team of 51 associates; cultural and strategic alignment with stated growth plans Revenue of $22.1 million in 2024 and approximately $3 billion assets under management at December 31, 2024 Immediately accretive to GAAP EPS excluding one-time costs and exceeds minimum return thresholds Acquisition of Sabal Trust Company Sabal Locations Hancock Whitney Locations

Revenue Producers Plan initiated in 2024 to hire additional wholesale, business, and wealth management revenue producers Largely in higher-growth MSAs in Texas and Florida Hired 7 bankers in 4Q24, expect to hire another 28 in 2025 Contributes to expected loan and deposit growth in 2025 Investments will continue into 2026 at commensurate levels Expected ongoing annual expense: $8.5 million Year One of Multi-Year Organic Growth Plan Facility Expansion Five additional financial center locations are planned for Dallas MSA in 2025 Solid, established leadership in existing Dallas MSA locations Opportunities to expand market share Expected ongoing annual expense: $6.2 million Location of planned hires

Fourth Quarter 2024 Highlights

- Net income totaled $122.1 million, or $1.40 per diluted share, compared to $115.6 million, or $1.33 per diluted share in 3Q24
- Pre-Provision Net Revenue (PPNR)* totaled $165.2 million, compared to $166.5 million in prior quarter
- Loans decreased $156 million, or 3% LQA (Slide 11)
- Deposits increased $510 million, or 7% LQA (Slide 13)
- Criticized commercial loans and nonaccrual loans continued to normalize (Slide 14)
- ACL coverage solid at 1.47%, up 1 bp compared to prior quarter (Slide 15)
- NIM 3.41%, up 2 bps compared to 3Q24 (Slide 17)
- CET1 ratio estimated at 14.14%, up 36 bps linked-quarter; TCE ratio at 9.47%, down 9 bps linked-quarter; total capital estimated at nearly 16% (Slide 22)
- Efficiency ratio of 54.46%, up 4 bps linked-quarter

($s in millions; except per share data)	4Q24	3Q24	4Q23
Net income	$122.1	$115.6	$50.6
Provision for credit losses	$11.9	$18.6	$17.0
Supplemental disclosure items	–	–	($75.4)
Earnings per share – diluted	$1.40	$1.33	$0.58
Return on Assets (%) (ROA)	1.40	1.32	0.56
Adjusted ROA (%)*	1.40	1.32	1.23
Return on Tangible Common Equity (%) (ROTCE)	14.96	14.70	7.55
Adjusted ROTCE (%)*	14.96	14.70	16.43
Net Interest Margin (TE) (%)	3.41	3.39	3.27
Net Charge-offs (%)	0.20	0.30	0.27
CET1 Ratio (%)**	14.14	13.78	12.33
Tangible Common Equity (%)	9.47	9.56	8.37
Adjusted Pre-Provision Net Revenue (TE)*	$165.2	$166.5	$157.5
Efficiency Ratio (%)*	54.46	54.42	55.58

*Non-GAAP measure: See appendix for non-GAAP reconciliation
**Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings

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2024 Highlights Net income of $460.8 million, or $5.28 per diluted share, compared to $392.6 million, or $4.50 per diluted share, in 2023 Other supplemental disclosure items in 2024 results include a net pretax charge of ($3.8) million, or $0.03 per share, compared to a net pretax charge of ($75.4) million, or $0.68 per share, in 2023 (See appendix) Adjusted Pre-Provision Net Revenue (PPNR)* totaled $641.0 million, up $5.3 million, or 1%, compared to 2023 Provision for credit losses of $52.2 million in 2024, compared to provision for credit losses of $59.1 million in 2023 EOP loans declined $622 million, or 3% Deposits decreased $197 million, or 1% Criticized commercial loans and nonaccrual loans normalized throughout the year NIM increased 3 bps to 3.37%, largely a result of the changing interest rate environment CET1 ratio estimated at 14.14%, up 181 bps; TCE ratio at 9.47%, up 110 bps; total capital estimated at nearly 16% ($s in millions; except per share data) 2024 2023 Net income $460.8 $392.6 Provision for credit losses $52.2 $59.1 Supplemental disclosure items ($3.8) ($75.4) Earnings per share – diluted $5.28 $4.50 Return on Assets (%) (ROA) 1.32 1.10 Adjusted ROA (%)* 1.33 1.27 Return on Tangible Common Equity (%) (ROTCE) 15.08 14.97 Adjusted ROTCE (%)* 15.17 17.24 Net Interest Margin (TE) (%) 3.37 3.34 Net Charge-offs (%) 0.19 0.27 CET1 Ratio (%)** 14.14 12.33 Tangible Common Equity (%) 9.47 8.37 Adjusted Pre-Provision Net Revenue (TE)* $641.0 $635.7 Efficiency Ratio (%)* 55.36 55.25 *Non-GAAP measure: See appendix for non-GAAP reconciliation **Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings

Expected CRE Payoffs Drive Decrease in Loans Bar Chart Loans totaled $23.3 billion, down $156 million, or 3% LQA Contraction primarily driven by an increase in payoffs of commercial real estate credits Increase in commercial non-real estate loans driven by seasonal increase in line utilization and higher activity In 2025, we expect mid-single digit loan growth, concentrated in 2H2025

Loan Portfolio Composition Diversified and De-Risked

- Loan portfolio diverse across a number of segments and industries
- Conservative underwriting in both type and structure
- Underwriting efforts focused on resilient industries and on full-service client relationships
  - Business banking and consumer loans provide depository relationships and favorable yields
- SNC Loans totaled $2.3 billion at 12/31/24, 9.9% of total loans, virtually flat linked-quarter
- For additional details on ICRE loans, refer to slide 28 in the appendix

Total Loans ($s in millions)	Outstanding	% of Total Loans	Commitment
Commercial non-RE (C&I)	$7,665	32.9%	$13,510
CRE – owner	2,444	10.5%	2,556
ICRE	3,296	14.1%	3,394
C&D	1,210	5.2%	2,176
Healthcare [1]	2,020	8.7%	2,557
Equipment Finance	1,135	4.9%	1,135
Energy	198	0.8%	308
Total Commercial	$17,968	77.1%	$25,636
Mortgage	3,961	17.0%	3,967
Consumer	1,370	5.9%	3,334
Grand Total	$23,299	100.0%	$32,937
For Information Purposes Only (included in categories above)			
Retail (C&I and CRE)	$2,025	8.7%	$2,445
Hospitality (C&I and CRE)	$1,250	5.4%	$1,419
Office – ICRE	$684	2.9%	$703
Office – owner	$848	3.6%	$875
Multifamily – ICRE	$880	3.8%	$890
Multifamily – C&D	$463	2.0%	$982

As of December 31, 2024

[1] $919 million of healthcare loans outstanding are C&I, $528 million are CRE-Owner, $502 million are ICRE, and $71 million are C&D

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Deposits Increase Despite Brokered Deposit Maturities Total deposits of $29.5 billion, up $510 million, or 7% LQA Noninterest-bearing DDA increased $97 million; DDAs as a % of total deposits stable in 4Q24 at 36% Brokered deposits decreased $183 million due to maturities that were not replaced during 4Q24 Increase in interest-bearing transactions and savings of $413 million due to seasonality and competitive products and pricing Retail time deposits decreased $326 million driven by maturity concentration repricing at lower rates and promotional rate reductions during the fourth quarter Increase in interest-bearing public funds of $509 million driven by seasonal inflows For additional details on deposit composition refer to slide 31 EOP Deposits Mix ($) EOP Deposits Mix (%) * Includes Public Funds DDA $ in millions % of Total Deposits

Asset Quality Metrics Criticized commercial loans totaled $623 million, or 3.47% of total commercial loans, at December 31, 2024, compared to $508 million, or 2.81% of total commercial loans, in prior quarter Nonaccrual loans totaled $97 million, or 0.42% of total loans, at December 31, 2024, compared to $83 million, or 0.35% of total loans, in prior quarter Despite normalization in criticized levels, still expect to compare well to peers; nonaccruals continue near top quartile levels Not experiencing broad signs of weakness among any industry, collateral type, or geography 1.47% 0.25% 2.81% Total Loans $23,922 $23,971 $23,912 $23,456 $23,299 Total Commercial Loans 18,589 18,591 18,524 18,097 17,968 Criticized Commercial Loans 274 340 380 508 623 Nonaccrual Loans 59 82 86 83 97 1.83% 0.34% 2.05% 0.36% 0.35% $ in millions

Maintained Solid Reserves Provision for the fourth quarter of 2024 of $11.9 million, reflects $11.7 million of net charge-offs and a reserve build of $0.2 million Increase in reserve coverage, with quarter-end reserve coverage of 1.47% Weighting applied to Moody’s December 2024 economic scenarios was 40% baseline and 60% slower growth (S2), unchanged from 3Q24 Given market conditions, scenario mix and weighting captures greater potential for slower near-term economic growth than provided for in the baseline scenario Net Charge-offs Reserve Build / (Release) Total Provision  ($s in millions) 4Q24 3Q24 4Q24 3Q24 4Q24 3Q24 Commercial $7.5 $14.5 $(0.3) $(1.0) $7.2 $13.5 Mortgage -- -- (0.4) 1.2 (0.4) 1.2 Consumer 4.2 3.5 0.9 0.4 5.1 3.9 Total $11.7 $18.0 $0.2 $0.6 $11.9 $18.6 12/31/2024 9/30/2024 Portfolio ($ in millions) Amount % of Loan and Leases Outstanding Amount % of Loan and Leases Outstanding Commercial $251 1.39% $250 1.38% Mortgage 42 1.07% 43 1.07% Consumer 26 1.89% 25 1.81% Allowance for Loan and Lease Losses (ALLL) $319 1.37% $318 1.35% Reserve for Unfunded Lending Commitments 24 --- 25 --- Allowance for Credit Losses (ACL) $343 1.47% $343 1.46%

Portfolio Reinvestment Drives Yield Increase Securities portfolio* totaled $8.2 billion at 12/31/24, flat linked-quarter 70% AFS, 30% HTM at 12/31/24 To reduce OCI volatility and provide flexibility to reposition and/or reprice the hedged assets in a changing rate environment, we have $478 million of FV hedges on $514 million of bonds, or 9% of AFS securities Yield 2.71%, up 5 bps primarily due to portfolio reinvestments during 4Q24 Premium amortization totaled $6.9 million, up $0.1 million linked-quarter Effective duration 4.1 at 12/31/24, compared to 4.3 at 9/30/24, continues to trend lower from purchases of shorter duration securities and as FV hedges approach effective dates Net unrealized losses on securities portfolio impacted by higher Treasury yields: Bar chart,pie chart Net Unrealized Loss $ in millions 12/31/2024 9/30/2024 AFS ($613) ($449) HTM ($202) ($148) Total ($815) ($597) * Excluding unrealized losses and FV hedges adjustment

4Q24 NIM 3.41%, up 2 bps from 3Q24 NIM 3.39% for the month of December 2024 NII (TE) of $276.3 million, compared to $274.5 million prior quarter Increase in NII primarily driven by lower deposit costs and better funding mix, partially offset by lower loan yields Expect modest and consistent NIM expansion over the course of 2025 Assumes three 25 bp rate cuts in 2H2025 Modeling of one and zero rate cut scenarios in 2025 yields modestly better NII results in 2025 Continued NIM Expansion Linked-Quarter Cost of Deposits 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% Mar-20 Apr-20 May-20 Jun 20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Mar-21e .59% .41% .33% .29% .25% .21% .20% .19% .17% .17% .13% 3.40% 3.30% 3.20% 3.10% 3.00% 2.90% 2.80% 3Q20 NIM (TE) Impact of Securities Portfolio Purchase/Premium amortization Impact of change in earnings asset mix Lower cost of deposits Net impact of interest reversals and recoveries/loan fees accretion 4Q20 NIM (TE) 0.02% 0.06% 0.05% 0.02% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q19 1Q20 2Q20 3Q20 4Q20 4.69% 3.43% 2.56% 0.76% 4.56% 3.41% 2.53% 0.67% 4.04% 3.23% 2.47% 0.38% 3.95% 3.23% 2.31% 0.30% 3.99% 3.22% 2.23% 0.25% Loan Yield Securities Yield Cost of Fund NIM HNCOCK WHITNEY 18 Line chart NIM Yield / Cost Quarter Month

New Loan Rates Impacted by Rate Environment $ in millions New Loan Rate* – Fixed 7.46% 7.75% 7.52% 7.41% 7.18% 6.75% New Loan Rate* - Variable 8.28% 8.31% 8.03% 8.29% 8.06% 7.18% * Loan rates represent weighted average coupon rate in the month of origination or first funded balance

Loans Loans totaled $23.3 billion at December 31, 2024 41% fixed, 59% variable (includes hybrid ARMs) 72% of variable loans tied to SOFR 23% of variable loans tied to Wall Street Journal Prime 5% of variable loans tied to other indices Approximately 4% ($477MM) of the variable rate loan portfolio will strike their index floors at or above a Fed Funds equivalent rate of 2% with a cumulative amount of 21% ($2.5B) hitting floor strikes at or above Fed Funds level of 1% Securities Expect to reinvest principal runoff of approximately $160 million in 1Q25, $708 million total for 2025 Swaps/Hedges (See slide 35 for more information) $1.4 billion of active receive fixed/pay 1-month SOFR swaps designated as Cash Flow Hedges on the balance sheet; extends asset duration; there were no additional Cash Flow hedge executions or terminations during the fourth quarter $478 million of pay fixed/receive Fed Effective swaps designated as Fair Value Hedges on $514 million of securities; provides OCI protection and flexibility to reposition and/or reprice the hedged assets in a changing rate environment $249 million expected to become effective during 2025, contributing as much as 6 bps to the yield on the securities portfolio Deposits Deposits totaled $29.5 billion at December 31, 2024 74% of deposits are MMDA (excludes PF), savings, or DDA Shift in deposit mix continued as interest rate environment has changed Cycle-to-date Rate Betas Rate Floors Floor Rate Balance * Balance Cumulative 25-49 bps $670 million $670 million 50-74 bps $804 million $1.5 billion 75-99 bps $546 million $2.0 billion 100-150 bps $1.8 billion $3.8 billion > 150 bps $172 million $4.0 billion IRR Sensitivity Table HWC (Hedges Removed) As of 4Q21 As of 4Q21 Peers * Immediate 100 bps 7.3% 8.4% 7.3% Gradual 100 bps 3.2% 3.6% 4.3% Deposits $ in millions Time Deposits $1,129 4% Interest-bearing public funds $3,295 11% Interest-bearing transaction & savings $11,650 38% Noninterest bearing $14,393 47% Key IRR Metrics Cycle Comparison Rates Up (4Q15-2Q19) Rates down (2Q19-4Q20) Rates Up (1Q22-2Q24) Rates Down (2Q24-4Q24) Cumulative Expected Beta for current cycle Total Deposit Betas 29% 31% 37% 23% 37-38% IB Deposit Betas 44% 45% 58% 38% 57-58% Loan Betas 48% 38% 49% 33% 49-50%

Fee Income Decrease Related to Specialty Lines Noninterest income totaled $91.2 million, down $4.7 million, or 5% linked-quarter Decrease in secondary mortgage fees due to lower activity Decrease in other primarily due to lower derivative income and lower SBA loan income Noninterest Income Mix 12/31/24 $s in millions Lower Mortgage, Specialty Income Partly Offset by Higher Service Fees Noninterest income totaled $82.4 million, down $1.3 million, or 2% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees continue to be impacted by the favorable rate environment, albeit a lower level of refinance activity compared to previous quarters Other income decrease related to lower levels of specialty income (BOLI) in 4Q20 partially offset by higher derivative income Expect 1Q21 fee income to be down related to anticipated lower levels of specialty income and secondary mortgage fees Secondary Mortgage Fees $11.5 14%Other $12.8 16% Noninterest Income Mix 12/31/20 $s in millions Service Charges on Deposit $19.9 24% Investment & Annuity and Insurance $5.8 7% Trust Fees $14.8 18% Bank Card & ATM Fees $17.6 21% 3Q20 NON INTEREST INCOME SERVICE CHARGES ON DEPOSIT accounts bank card & atm fees investment & annuity income and insurance trust fees secondary mortgage fees other 4q20 Non interest income Pie chart

Expenses Decrease Linked-Quarter Noninterest expense totaled $202.3 million, down $1.5 million, or 1% linked-quarter Personnel expense decreased $2.0 million, or 2% linked-quarter, due to lower incentives and retirement benefit expenses Other expenses increased $1.3 million, or 2%, due to higher professional services and other miscellaneous expenses A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $193.1 million, down $2.7 million, or 1% LQ Decline in personnel expense related to savings from efficiency measures taken to-date, including staff attrition and recent financial center closures Increase in other expenses mainly related to nonrecurring hurricane expense and branch closures Expense reduction initiatives to-date Closed 12 financial centers in 4Q20 8 additional financial centers closures announced in 1Q21 Ongoing branch rationalization reviews Closed Wealth Management trust offices in the NE corridor FTE down 210 compared to June 30, 2020 through staff attrition and other initiatives Early retirement package offered to select employees in 1Q21 Expect 1Q21 expenses to be flat as efficiency initiatives continue and offset typical beginning of the year increases; does not include nonrecurring charges for certain initiatives (i.e. early retirement) Noninterest Expense Mix 12/31/24 $s in millions

Capital Levels Continue to Improve CET1 ratio estimated at 14.14%, up 36 bps linked-quarter Leverage (Tier 1) ratio estimated at 11.29%, up 26 bps linked-quarter TCE ratio 9.47%, down 9 bps linked-quarter, primarily due to higher long-term rate impact on AOCI 150,000 shares of company common stock repurchased during 4Q24 at an average price of $52.50; 762,993 shares repurchased in 2024; buyback authority reauthorized through December 31, 2026 Tangible Common Equity Ratio Leverage Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio December 31, 2024* 9.47% 11.29% 14.14% 15.93% September 30, 2024 9.56% 11.03% 13.78% 15.56% June 30, 2024 8.77% 10.71% 13.25% 15.00% March 31, 2024 8.61% 10.49% 12.65% 14.34% December 31, 2023 8.37% 10.10% 12.33% 13.93% CET1 Ratio 14.14% *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings TCE Ratio 9.47%

Remain Well Capitalized Including All Unrealized Losses 12/31/2024 As Reported* Inc. AOCI Losses (1) Inc. AOCI + HTM Losses(2) Well Capitalized Minimum Tangible Common Equity Ratio 9.47% 9.47% 9.05% N/A Leverage (Tier 1) Ratio 11.29% 9.87% 9.46% 5.00% CET1 Ratio 14.14% 12.28% 11.72% 6.50% Tier 1 Risked-Based Capital Ratio 14.14% 12.28% 11.72% 8.00% Risk-Based Capital Ratio 15.93% 14.08% 13.52% 10.00% Reflected above is the hypothetical impact on capital if the mark on AOCI Losses(1) and AOCI + HTM(2) were included in the regulatory capital calculations Neither scenario is currently included, nor required to be included in the Company’s regulatory capital ratios *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings Assumes AOCI adjustments related to market valuations on securities and related hedges are included for regulatory capital calculations Assumes HTM securities are also included as AOCI adjustment

2025 Forward Guidance

	2024 Actual	FY 2025 Outlook (Excludes impact of the acquisition of Sabal Trust Company)
Loans (EOP)	$23.3B	Expect EOP loans at 12/31/25 to be up mid-single digits from 12/31/24 levels
Deposits (EOP)	$29.5B	Expect EOP deposits at 12/31/25 to be up low single digits from 12/31/24 levels
Net Interest Income (te); NIM (te)	$1,093.0MM; 3.37%	Expect NII (te) to be up between 3.5%-4.5% from FY24; expect modest and consistent NIM expansion throughout 2025; guidance based on three 25 bp rate cuts in 2025 (Jul, Sep and Dec)
Adjusted Pre-Provision, Net Revenue (PPNR)*	$641.0MM	Expect PPNR to be up between 3%-4% from FY24 adjusted PPNR
Reserve for Credit Losses	$342.9MM, or 1.47% of total loans	Future assumptions in economic forecasts and any change in our own asset quality metrics will drive level of reserves; expect modest charge-offs and provision for FY25
Noninterest Income	$364.1MM	Expect noninterest income to be up 3.5%-4.5% from FY24 noninterest income
Adjusted Noninterest Expense*	$816.1MM	Expect noninterest expense to be up 4%-5% from FY24 adjusted noninterest expense
Effective Tax Rate	19.7%	Approximately 20-21%
Efficiency Ratio*	55.36%	Expect to maintain efficiency ratio within the range of 55-56% for FY25

Corporate Strategic Objectives (CSOs) Long-term operating objectives reviewed/updated annually (assumes fed funds at approximately 3.75% for 2027)	3 Year Objective (4Q27)	4Q24 Actual	2024 Actual
ROA (Adjusted)*	1.40 – 1.50%	1.40%	1.32%
TCE	≥ 8%	9.47%	9.47%
ROTCE (Adjusted)*	≥ 18%	14.96%	15.17%
Efficiency Ratio*	≤ 55%	54.46%	55.36%

*Refer to appendix for non-GAAP reconciliations

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Appendix and Non-GAAP Reconciliations Appendix and Non-GAAP Reconciliations CHANCOCK WHITNEY

Summary Balance Sheet ($ in millions) (1) Average securities excludes unrealized gain/(loss) Summary Balance Sheet ($ in millions) 4Q20 and YTD 2020 include $2.0 billion and 3Q20 included $2.3 billion in PPP loans, net Average securities excludes unrealized gain /(loss)       Change       4Q20 3Q20 4Q19 LQ PY Line Item YTD 2020 YTD 2019 Y-o-Y           EOP Balance Sheet       $21,789.9 $22,240.2 $21,212.8 ($450.3) $577.1 Loans (1) $21,789.9 $21,212.8 $577.1 7,356.5 7,056.3 6,243.3 300.2 1,113.2 Securities 7,356.5 6,243.3 1,113.2 30,616.3 30,179.1 27,622.2 437.2 2,994.1 Earning Assets 30,616.3 27,622.2 2,994.1 33,638.6 33,193.3 30,600.8 445.3 3,037.8 Total assets 33,638.6 30,600.8 3,037.8                   $27,698.0 $27,030.7 $23,803.6 $667.3 $3,894.4 Deposits $27,698.0 $23,803.6 $3,894.4 1,667.5 1,906.9 2,714.9 (239.4) (1,047.4) Short-term borrowings 1,667.5 2,714.9 (1,047.4) 30,199.6 29,817.7 27,133.1 381.9 3,066.5 Total Liabilities 30,199.6 27,133.1 3,066.5 3,439.0 3,375.6 3,467.7 63.4 (28.7) Stockholders' Equity 3,439.0 3,467.7 (28.7)                             Avg Balance Sheet       $22,065.7 $22,407.8 $21,037.9 ($342.1) $1,027.8 Loans $22,166.5 $20,380.0 $1,786.5 6,921.1 6,389.2 6,201.6 531.9 719.5 Securities (2) 6,398.7 5,864.2 534.5 29,875.5 29,412.3 27,441.5 463.2 2,434.0 Average earning assets 29,235.3 26,476.9 2,758.4 33,067.5 32,685.4 30,343.3 382.1 2,724.2 Total assets 32,391.0 29,125.4 3,265.6                   $27,040.4 $26,763.8 $23,848.4 $276.6 $3,192.0 Deposits $26,212.3 $23,299.3 $2,913.0 1,779.5 1,733.3 2,393.4 46.2 (613.9) Short-term borrowings 1,978.2 1,942.1 36.1 29,660.8 29,333.8 26,869.6 327.0 2,791.2 Total Liabilities 28,957.9 25,822.8 3,135.1 3,406.6 3,351.6 3,473.7 55.0 (67.1) Stockholders' Equity 3,433.1 3,302.7 130.4 3.99% 3.95% 4.69% 4 bps -70 bps Loan Yield 4.13% 4.81% -68 bps 2.23% 2.31% 2.56% -8 bps -33 bps Securities Yield 2.38% 2.62% -24 bps 0.31% 0.39% 1.11% -8 bps -80 bps Cost of IB Deposits 0.57% 1.25% -68 bps 79% 82% 89% -361 bps -1045 bps Loan/Deposit Ratio (Period End) 79% 89% -1045 bps CHANCOCK WHITNEY 26 Change Change 4Q24 3Q24 4Q23 LQ Prior Year   YTD 2024 YTD 2023 Y-o-Y           EOP Balance Sheet       23,299.4 23,455.6 23,921.9 (156.2) (622.5) Loans 23,299.4 23,921.9 (622.5) 7,597.2 7,769.8 7,600.0 (172.6) (2.8) Securities 7,597.2 7,600.0 (2.8) 31,857.8 32,045.2 32,175.1 (187.4) (317.3) Earning assets 31,857.8 32,175.1 (317.3) 35,081.8 35,238.1 35,578.6 (156.3) (496.8) Total assets 35,081.8 35,578.6 (496.8)                   29,492.9 28,982.9 29,690.1 510.0 (197.2) Deposits 29,492.9 29,690.1 (197.2) 639.0 1,265.9 1,154.8 (626.9) (515.8) Short-term borrowings 639.0 1,154.8 (515.8) 30,954.2 31,063.4 31,774.9 (109.2) (820.8) Total liabilities 30,954.2 31,774.9 (820.7) 4,127.6 4,174.7 3,803.7 (47.1) 323.9 Stockholders' equity 4,127.6 3,803.7 323.9                     Avg Balance Sheet       23,248.5 23,552.0 23,795.7 (303.5) (547.2) Loans 23,630.7 23,594.6 36.1 8,257.1 8,218.9 8,579.4 38.2 (322.3) Securities (1) 8,222.0 8,901.6 (679.6) 32,333.0 32,263.7 33,128.1 69.3 (795.1) Average earning assets 32,422.6 33,160.8 (738.2) 34,770.7 34,780.4 35,538.3 (9.7) (767.6) Total assets 34,912.2 35,633.4 (721.2)                   29,108.4 28,940.2 29,974.9 168.2 (866.5) Deposits 29,168.9 29,478.5 (309.6) 672.3 972.1 993.8 (299.8) (321.5) Short-term borrowings 891.4 1,693.4 (802.0) 30,632.4 30,759.2 31,977.3 (126.8) (1,334.9 Total liabilities 30,960.3 32,104.5 (1,144.2) 4,138.3 4,021.2 3,561.0 117.1 577.3 Stockholders' equity 3,951.9 3,528.9 423.0           6.02% 6.27% 6.11% -25 bps -9 bps Loan yield 6.17% 5.87% 30 bps 2.71% 2.66% 2.47% 5 bps 24 bps Securities yield 2.63% 2.39% 24 bps 2.87% 3.15% 3.08% -28 bps -21 bps Cost of IB deposits 3.08% 2.53% 55 bps 79.00% 80.93% 80.57% -193 bps -157 bps Loan/Deposit ratio - EOP 79.00% 80.57% -157 bps

Balance Sheet Summary   4Q23 1Q24 2Q24 3Q24 4Q24 Average Loans ($MM) 23,796 23,810 23,917 23,552 23,249 Average Total Securities* ($MM) 8,579 8,197 8,214 8,219 8,257 Average Deposits ($MM) 29,975 29,561 29,069 28,940 29,108 Loan Yield (TE) 6.11% 6.16% 6.24% 6.27% 6.02% Cost of Deposits 1.93% 2.01% 2.00% 2.02% 1.85% Tangible Common Equity Ratio 8.37% 8.61% 8.77% 9.56% 9.47% * Average securities excludes unrealized gain/(loss)

ICRE Segmentation Detail and Key Metrics

- ICRE loan portfolio is diversified by asset class, industry and geographic region
- ICRE 16% of total loans and includes a variety of collateral types
- Office-ICRE exposure low at only 2.9% of total loans
  - Office buildings tend to be more mid-rise
  - Approximately 29% of office-ICRE exposure has medical-related tenants
  - Approximately 95% of office exposure is located within our 5-state footprint (AL, FL, LA, MS, TX)
  - 89% of office-ICRE portfolio (by loan count) has exposure of $5 million or less
  - 89% of office-ICRE exposure has some level of guarantor support (corporate, personal, or both)
- Multifamily – ICRE and C&D exposure diverse
  - No rent stabilized properties
  - Approximately 78% of multifamily exposure is located within our 5-state footprint (AL, FL, LA, MS, TX) and Nashville, TN
  - 98% of multifamily (ICRE and C&D) exposure has some level of guarantor support (corporate, personal, or both)

Total Loans ($s in millions)	Outstanding	% of Total Loans	Commitment
Multifamily	$880	3.8%	$890
Office	684	2.9%	703
Retail	614	2.6%	648
Industrial	594	2.5%	619
Healthcare related properties	401	1.7%	448
Hospitality[(1)]	424	1.8%	431
Other	141	0.6%	143
Other land loans	43	0.2%	45
1-4 family residential construction	17	0.1%	17
Total ICRE Loans[(2)]	$3,798	16.3%	$3,944

As of December 31, 2024

[(1)] Includes hotel, motel and restaurants

[(2)] Includes ICRE and $502 million healthcare loans outstanding; healthcare loans outstanding primarily included in healthcare related properties, office, and other collateral categories

ICRE Exposure (%) by State
12/31/24


Other 16%
LA 36%
Multiple States (Footprint) 3%
MS 4%
AL 4%
TX 16%
FL 21%

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EOP Loan Repricing and Maturity ($s in millions) Repricing/Maturity Term (1) Rate Structure 3 months or less 4-12 months 1-3 Years 3-5 Years 5-15 Years Over 15 Years Total Loans (EOP) Variable Rate Fixed Rate Commercial Non-RE $6,262 $250 $1,115 $1,226 $952 $72 $9,877   $6,394 $3,483 CRE-Owner 954 72 299 416 1,242 29 3,012 933 2,079 CRE- income producing 2,634 101 393 378 290 2 3,798 2,586 1,212 Construction and land development 969 23 46 96 129 18 1,281 995 286 Total Commercial $10,819 $446 $1,853 $2,116 $2,613 $121 $17,968 $10,908 $7,060 Residential mortgages 60 93 205 88 1,666 1,849 3,961 1,732 2,229 Consumer 1,193 14 75 67 20 1 1,370 1,170 200 Grand Total $12,072 $553 $2,133 $2,271 $4,299 $1,971 $23,299 $13,810 $9,489     % of Total 52% 2% 9% 10% 19% 8% 100% 59% 41% Weighed Average Rate 7.23% 5.78% 5.02% 6.10% 4.06% 4.41% 6.08% 6.77% 4.98% (1) Based on maturity date for fixed rate loans 85% of variable rate loans reprice in three months or less $1.4 billion of variable rate mortgages, or 10% of total variable rate loans, reprice in 5 to 15 years

Total Loan Rates and Yield Trends $ in millions Total Loan Rate* - Fixed 4.52% 4.64% 4.73% 4.82% 4.91% 4.98% Total Loan Rate* - Variable 7.40% 7.42% 7.41% 7.43% 7.26% 6.77% * Loan rates represent weighted average coupon rate at end of period ** Total loan yield includes impact of cash flow hedges

Maintaining a Seasoned, Stable, Diversified Deposit Base DDAs as a % of total deposits remains among best-in-class at 36% at December 31, 2024 Uninsured deposits (adjusted for collateralized public funds) were 37.3% at December 31, 2024, virtually flat linked-quarter The Insured Cash Sweep (ICS) product is available to clients as a way to secure deposits above FDIC limits; balances at December 31, 2024 were $360 million, down from $377 million at September 30, 2024 Repurchase (Repo) agreements are another way for clients to secure deposits; balances at December 31, 2024 were $639 million compared to $766 million at September 30, 2024 Consumer clients comprise 44% of total deposits (50% including wealth), while commercial clients comprise 37% Deposits include $7 million in brokered CDs, down $183 million linked-quarter

Currently have approximately $19.1 billion in internal and external sources of liquidity if needed Over $18 billion in remaining net liquidity available at December 31, 2024 Liquidity includes $7 million in brokered CDs at December 31, 2024, down $183 million linked-quarter At December 31, 2024 $ in millions Total Sources Amount Used Net Availability Internal Sources       Free Securities $ 3,632 $ - $ 3,632 External Sources     FHLB* 6,593 1,083 5,510 FRB-DW 3,232 - 3,232 Brokered Deposits 4,424 7 4,417 Overnight Fed Funds LOCs 1,229 - 1,229 Total Available Sources of Funding $ 19,110 $ 1,090 $ 18,020 Strong Liquidity Position; Multiple Sources of Funding Available At December 31, 2024 $ in millions Cash and O/N $ 1,515 Cash and O/N as a % of Assets 4.3% Cash and O/N + Net Availability $ 19,535 Uninsured Deposits excl. PF Deposits $ 10,996 Cash and O/N + Net Availability to Adj. Uninsured deposits 177.6% * Amount used includes letters of credit (off balance-sheet)

Summary Income Statement ($ in millions, except for per share data)

4Q24	3Q24	4Q23	Change LQ	Change Prior Year		YTD 2024	YTD 2023	Change Y-o-Y
276.3	274.5	272.3	1.8	4.0	Net interest income (TE)	1,093.0	1,108.7	(15.7)
11.9	18.6	17.0	(6.7)	(5.1)	Provision for credit losses	52.2	59.1	(6.9)
91.2	95.9	39.0	(4.7)	52.2	Noninterest income	364.1	288.5	75.6
202.3	203.8	229.2	(1.5)	(26.9)	Noninterest expense	819.9	836.8	(16.9)
150.5	145.3	62.3	5.2	88.2	Income before income tax	574.0	490.1	83.9
28.4	29.7	11.7	(1.3)	16.7	Income tax expense	113.2	97.5	15.7
122.1	115.6	50.6	6.5	71.5	Net income	460.8	392.6	68.2
165.2	166.5	157.5	(1.3)	7.7	Adjusted PPNR (TE)*	641.0	635.7	5.3
122.1	115.6	50.6	6.5	71.5	Net income	460.8	392.6	68.2
(0.7)	(0.8)	(0.4)	0.1	(0.2)	Net Income allocated to participating securities	(3.0)	(4.0)	1.0
121.4	114.8	50.2	6.6	71.2	Net Income available to common shareholders	457.8	388.6	69.2
86.6	86.6	86.6	-	-	Weighted average common shares - diluted (millions)	86.6	86.4	0.2
1.40	1.33	0.58	0.07	0.82	EPS	5.28	4.50	0.78
3.41%	3.39%	3.27%	2 bps	14 bps	NIM (TE)	3.37%	3.34%	3 bps
1.40%	1.32%	0.56%	8 bps	84 bps	ROA	1.32%	1.10%	22 bps
11.74%	11.43%	5.64%	31 bps	610 bps	ROE	11.66%	11.13%	53 bps
54.46%	54.42%	55.58%	4 bps	-112 bps	Efficiency ratio*	55.36%	55.25%	11 bps

*Non-GAAP measure: see slides 36-38 for non-GAAP reconciliations

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Income Statement Summary (as Adjusted*) *Non-GAAP measure: see slides 36-38 for non-GAAP reconciliations   4Q23 1Q24 2Q24 3Q24 4Q24 Adjusted PPNR (TE)* ($000) 157,471 152,930 156,416 166,513 165,167 Net Interest Income (TE) ($000) 272,294 269,001 273,258 274,457 276,291 Net Interest Margin (TE) 3.27% 3.32% 3.37% 3.39% 3.41% Adjusted Noninterest Income* ($000) 88,205 87,851 89,174 95,895 91,209 Adjusted Noninterest Expense* ($000) 203,028 203,922 206,016 203,839 202,333 Efficiency Ratio* 55.58% 56.44% 56.18% 54.42% 54.46% Results *Non-GAAP measures. See slides 29-31 for non-GAAP reconciliations   4Q19 1Q20 2Q20 3Q20 4Q20 Operating PPNR (TE)* ($000) 125,660 115,688 118,518 126,346 130,607 Net Interest Income (TE)* ($000) 236,736 234,636 241,114 238,372 241,401 Net Interest Margin (TE)* 3.43% 3.41% 3.23% 3.23% 3.22% Noninterest Income ($000) 82,924 84,387 73,943 83,748 82,350 Operating Expense* ($000) 194,000 203,335 196,539 195,774 193,144 Efficiency Ratio* 58.88% 62.06% 60.74% 59.29% 58.23% CHANCOCK WHITNEY 27

Current Hedge Positions Cash Flow (CF) Hedges Receive 232 bps versus paying 1-month SOFR on $1.4 billion No additional hedges were added or terminated during the fourth quarter Total termination value on remaining active CF hedges is approximately ($51) million as of 12/31/24 Future maturities of existing CF hedges range from December 2025 through March 2028 Fair Value (FV) Hedges $514 million in securities are hedged with $478 million of FV hedges Duration (Market price risk) reduced from approximately 6.0 years to 1.5 years on hedged securities During 4Q24, no additional FV hedges were executed or terminated Current termination value of FV hedges is approximately $40 million at 12/31/2024 FV hedges become fully effective beginning January 2025 through July 2026; at that point we pay fixed 1.98% and receive the FF effective rate (resulting in these bonds being a variable rate of FF plus 48 bps) When FV hedges are terminated, the value of each hedge is an adjustment to the book value of the underlying security, thereby changing its current book yield and extending its duration

PPNR (TE) and Adjusted PPNR (TE) Reconciliation   Three Months Ended Twelve Months Ended (in thousands) 4Q24 3Q24 2Q24 1Q24 4Q23 2024 2023 Net Income (GAAP) $122,074 $115,572 $114,557 $108,612 $50,603 $460,815 $392,602 Provision for credit losses 11,912 18,564 8,723 12,968 16,952 52,167 59,103 Income tax expense 28,446 29,684 30,308 24,720 11,705 113,158 97,526 Pre-provision net revenue 162,432 163,820 153,588 146,300 79,260 626,140 549,231 Taxable equivalent adjustment* 2,735 2,693 2,828 2,830 2,834 11,086 11,107 Pre-provision net revenue (TE)* 165,167 166,513 156,416 149,130 82,094 637,226 560,338 Adjustments from supplemental disclosure items               Gain on sale of parking facility — — — — (16,126) — (16,126) Loss on securities portfolio restructure — — — — 65,380 — 65,380 FDIC special assessment — — — 3,800 26,123 3,800 26,123 Adjusted pre-provision net revenue (TE)* $165,167 $166,513 $156,416 $152,930 $157,471 $641,026 $635,715 Total Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%. Three Months Ended (in thousands) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net interest income $238,286 $235,183 $237,866 $231,188 $233,156 Noninterest income 82,350 83,748 73,943 84,387 82,924 Total revenue $320,636 $318,931 $311,809 $315,575 $316,080 Taxable equivalent adjustment 3,115 3,189 3,248 3,448 3,580 Total revenue (TE) $323,751 $322,120 $315,057 $319,023 $319,660 Noninterest expense (193,144) (195,774) (196,539) (203,335) (197,856) Nonoperating expense — — — — 3,856 Operating pre-provision net revenue $130,607 $126,346 $118,518 $115,688 $125,660CHANCOCK WHITNEY 31 *Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21% Adjusted Noninterest Income and Noninterest Expense   Three Months Ended Twelve Months Ended (in thousands) 4Q24 3Q24 2Q24 1Q24 4Q23 2024 2023 Noninterest income (GAAP) $91,209 $95,895 $89,174 $87,851 $38,951 $364,129 $288,480 Adjustments from supplemental disclosure items               Gain on sale of parking facility — — — — (16,126) — (16,126) Loss on securities portfolio restructure — — — — 65,380 — 65,380 Adjusted noninterest income $91,209 $95,895 $89,174 $87,851 $88,205 $364,129 $337,734 Noninterest expense (GAAP) $202,333 $203,839 $206,016 $207,722 $229,151 $819,910 $836,848 Adjustments from supplemental disclosure items               FDIC special assessment — — — (3,800) (26,123) (3,800) (26,123) Adjusted noninterest expense $202,333 $203,839 $206,016 $203,922 $203,028 $816,110 $810,725

Adjusted Efficiency Ratio

	Three Months Ended					Twelve Months Ended	
(in thousands)	**4Q24**	**3Q24**	**2Q24**	**1Q24**	**4Q23**	**2024**	**2023**
Net interest income	$273,556	$271,764	$270,430	$266,171	$269,460	$1,081,921	$1,097,599
Noninterest income	91,209	95,895	89,174	87,851	38,951	364,129	288,480
Total GAAP revenue	364,765	367,659	359,604	354,022	308,411	1,446,050	1,386,079
Taxable equivalent adjustment*	2,735	2,693	2,828	2,830	2,834	11,086	11,107
Total revenue (TE)*	367,500	370,352	362,432	356,852	311,245	1,457,136	1,397,186
Adjustments from supplemental disclosure items							
Gain on sale of parking facility	—	—	—	—	(16,126)	—	(16,126)
Loss on securities portfolio restructure	—	—	—	—	65,380	—	65,380
Adjusted revenue (TE)*	$367,500	$370,352	$362,432	$356,852	$360,499	$1,457,136	$1,446,440
GAAP Noninterest expense	$202,333	$203,839	$206,016	$207,722	$229,151	$819,910	$836,848
Amortization of Intangibles	(2,206)	(2,292)	(2,389)	(2,526)	(2,672)	(9,413)	(11,556)
Adjustments from supplemental disclosure items							
FDIC special assessment	—	—	—	(3,800)	(26,123)	(3,800)	(26,123)
Adjusted noninterest expense less amortization of intangibles	$200,127	$201,547	$203,627	$201,396	$200,356	$806,697	$799,169
Efficiency Ratio**	54.46%	54.42%	56.18%	56.44%	55.58%	55.36%	55.25%

*Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21%

** The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above

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Adjusted Earnings Per Share - Diluted

	Twelve Months Ended	
(in thousands)	2024	2023
Net Income (GAAP)	$460,815	$392,602
Net income allocated to participating securities	(3,027)	(4,014)
Net income available to common shareholders	$457,788	$388,588
Supplemental disclosure items, net of income tax*	3,002	59,548
Supplemental disclosure items allocated to participating securities	(22)	(517)
Adjusted net income allocated to participating securities	$460,768	$447,619
Weighted average common shares - diluted	86,648	86,423
Earnings per share - diluted	$5.28	$4.50
Adjusted earnings per share - diluted	$5.31	$5.18

Adjusted ROA and ROTCE

	Three Months Ended			Twelve Months Ended	
(in thousands)	4Q24	3Q24	4Q23	2024	2023
Average total assets	$34,770,663	$34,780,386	$35,538,300	$34,912,199	$35,633,442
Average common stockholders' equity	$4,138,326	$4,021,211	$3,560,978	$3,951,871	$3,528,911
Average goodwill and other intangible assets	(891,741)	(893,997)	(901,377)	(895,200)	(905,610)
Average tangible common equity	$3,246,585	$3,127,214	$2,659,601	$3,056,671	$2,623,301
Net income (GAAP)	$122,074	$115,572	$50,603	$460,815	$392,602
Supplemental disclosure items, net of income tax*	—	—	59,548	3,002	59,548
Adjusted Net Income	$122,074	$115,572	$110,151	$463,817	$452,150
ROA	1.40%	1.32%	0.56%	1.32%	1.10%
Adjusted ROA	1.40%	1.32%	1.23%	1.33%	1.27%
ROTCE	14.96%	14.70%	7.55%	15.08%	14.97%
Adjusted ROTCE	14.96%	14.70%	16.43%	15.17%	17.24%

*Supplemental disclosure items, net of income tax impact calculated using federal tax rate of 21%

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Fourth Quarter 2024 Earnings Conference Call 1/21/2025 HANCOCK WHITNEY